			EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$1,009,655	$1,040,868
Interest and other charges, before reduction for amounts capitalized
and deferred	564,199	593,091
Provision for income taxes	584,932	695,467
Interest element of rentals charged to income (a)	172,371	146,390

Earnings as defined	$2,331,157	$2,475,816

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$564,199	$593,091
Interest element of rentals charged to income (a)	172,371	146,390

Fixed charges as defined	$736,570	$739,481

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.16	3.35

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$165,235	$147,862
Interest and other charges, before reduction for amounts capitalized
and deferred	51,851	62,749
Provision for income taxes	77,122	79,074
Interest element of rentals charged to income (a)	56,673	60,370

Earnings as defined	$350,881	$350,055

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$51,851	$62,749
Interest element of rentals charged to income (a)	56,673	60,370

Fixed charges as defined	$108,524	$123,119

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.23	2.84

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$217,811	$211,214
Interest and other charges, before reduction for amounts capitalized
and deferred	94,479	107,430
Provision for income taxes	107,082	131,525
Interest element of rentals charged to income (a)	1,379	28,013

Earnings as defined	$420,751	$478,182

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$94,479	$107,430
Interest element of rentals charged to income (a)	1,379	28,013

Fixed charges as defined	$95,858	$135,443

CONSOLIDATED RATIO OF EARNINGS TO FIXED	4.39	3.53
CHARGES

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

THE TOLEDO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$69,503	$72,799
Interest and other charges, before reduction for amounts capitalized
and deferred	17,445	25,205
Provision for income taxes	27,614	44,924
Interest element of rentals charged to income (a)	28,121	46,861

Earnings as defined	$142,683	$189,789

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$17,445	$25,205
Interest element of rentals charged to income (a)	28,121	46,861

Fixed charges as defined	$45,566	$72,066

CONSOLIDATED RATIO OF EARNINGS TO FIXED	3.13	2.63
CHARGES

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$152,788	$163,957
Interest and other charges, before reduction for amounts capitalized
and deferred	80,306	79,467
Provision for income taxes	115,623	118,637
Interest element of rentals charged to income (a)	5,951	6,143

Earnings as defined	$354,668	$368,204

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	80,306	79,467
Interest element of rentals charged to income (a)	5,951	6,143

Fixed charges as defined	$86,257	$85,610

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.11	4.30

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

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			EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$64,018	$75,797
Interest and other charges, before reduction for amounts capitalized
and deferred	33,666	38,471
Provision for income taxes	45,866	53,145
Interest element of rentals charged to income (a)	1,521	1,509

Earnings as defined	$145,071	$168,922

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	33,666	38,471
Interest element of rentals charged to income (a)	1,521	1,509

Fixed charges as defined	$35,187	$39,980

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.12	4.23

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

			EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2008	2007
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$62,357	$74,237
Interest and other charges, before reduction for amounts capitalized
and deferred	45,157	38,426
Provision for income taxes	39,324	49,025
Interest element of rentals charged to income (a)	2,494	2,402

Earnings as defined	$149,332	$164,090

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest before reduction for amounts capitalized and deferred	$45,157	$38,426
Interest element of rentals charged to income (a)	2,494	2,402

Fixed charges as defined	$47,651	$40,828

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.13	4.02

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.